UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 18, 2010

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2010, Obagi Medical Products, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stifel Nicolaus & Company, Incorporated (“Stifel”), Stonington Capital Appreciation 1994 Fund, L.P. (the “Stonington Fund”) and the Zein and Samar Obagi Family Trust (the “Trust,” and together with the Stonington Fund, the “Selling Stockholders”), in connection with the offer and sale of 2,690,244 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), by the Selling Stockholders.  Under the terms of the Underwriting Agreement, Stifel agreed to purchase the Shares from the Selling Stockholders at a price of $9.84 per share of common stock, which is equal to the public offering price of $10.25 less the applicable underwriter's discount.  The Underwriting Agreement contains customary representations, warranties, conditions to closing, and indemnification and other obligations of the parties. The Company has also agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities. The Shares are being sold  pursuant to the Company’s existing shelf registration statement on Form S-1 (Registration No. 333-170129) filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2010 and declared effective by the SEC on November 15, 2010 (the “Secondary Offering”). The closing of the Secondary Offering is expected to take place on November 24, 2010.

The preceding is a summary of the terms of the Underwriting Agreement and is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

In addition, pursuant to the Company’s previously announced Stock Purchase Agreement with the Selling Stockholders, the Company has agreed to purchase 3,556,910 additional shares of  its common stock from the Selling Stockholders at a price of $9.84 per share, which is equal to the public offering price of $10.25 per share less the applicable underwriter's discount, subject to certain conditions, including the closing of the Secondary Offering. Upon completion of the Secondary Offering and the Company's repurchase of shares from the Selling Stockholders, the Company expects that the Selling Stockholders will cease to own any shares of the Company's common stock. The Company expects to close the purchase from the Selling Stockholders on the third business day following the closing of the Secondary Offering.

On November 19, 2010, the Company issued a press release regarding the pricing of the Secondary Offering. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated November 18, 2010 by and among Obagi Medical Products, Inc., the Selling Stockholders listed thereto and Stifel Nicolaus & Company, Incorporated
99.1	Press Release of Obagi Medical Products, Inc. dated November 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: November 18, 2010	By:	/s/ PRESTON S. ROMM
Preston S. Romm
Chief Financial Officer